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                                                                  Exhibit 21.1


                      AUTOTOTE CORPORATION SUBSIDIARIES

Autotote Management Corporation (Delaware)  (100%)

Scientific Games Holdings Corp. (Delaware) 100%
      Scientific Games Foreign Sales Corporation (Barbados) 100%
      Scientific Games (Greece), Inc. (Delaware) 100%
      Scientific Games Acquisition, Inc. (Delaware) 100%
      Scientific  Games Finance Corporation (Delaware) 100%
            Scientific Games Inc. (Delaware) 100%
                  Scientific Games International GmbH (Austria) 100% Scientific Games Royalty Corporation (Delaware) 100% Daily Race Game Joint Venture (70% interest)
      Scientific Games International Limited (UK) 100%
            Scientific Connections SDN BHD (Malaysia) 100%
            Knightway Promotions Limited (UK) 100%
                  Norton & Wright Limited (UK) 99% / 1% SGIL Scientific
            Connections Limited (UK) 100%
            OPAX Lotteries International Limited (UK) 100%
      SciGames France Inc. (Delaware) 100%
            SciGames France S.A.S. (France) 55%
                  SciGames Germany GmbH (Germany) 100%

Autotote Systems, Inc.  (Delaware)  (100%)
    Autotote International, Inc. (Delaware)  (100%)
    Autotote Canada Inc. (Ontario)  (100%)
    NASRIN Services LLC (Delaware) (70%)
    Autotote Worldwide Services Limited  (Ireland)  (100%)

Autotote Enterprises, Inc.  (Connecticut)  (100%)

Autotote Keno Corporation  (Nebraska)  (100%)

Autotote Lottery Corporation  (Delaware)  (100%)
    Autotote Lottery Canada Inc.  (Ottawa)  (100%)

Autotote Europe GmbH  (Germany)  (100%)
    AUTOTOTE Deutschland GmbH  (Germany)  (100%)
       DATEK Toto Dienstleistung GmbH (Germany) (100%)
       TEK Totalisatorservice GmbH (Germany) (50%)
       GTS Galopp Totalisator Service GmbH (Germany) (50%)
    AUTOTOTE GmbH Oesterreich (Austria) (100%)
    Autotote Europe Communications Services GmbH (Germany) (100%)
    Sisal Autotote Betriebsgesellschaft GmbH (Germany) 50%
    Vertreibsgesellschaft fur Trag und Galopp GmbH (Germany) 40%

Marvin H. Sugarman Productions, Inc.  (New York)  (100%)

ACRA Acquisition Corp.  (New Jersey)  (100%)

AUTOTOTE France S.A.  (France)  (99.96%)
    SASO S.A.R.L.  (France)  (99.6%)

Autotote Panama, Inc.  (Panama)  (100%)

Autotote Nederland B.V.  (the Netherlands)  (100%)
    Autotote Banen B.V.  (the Netherlands)  (100%)

Autotote Gaming, Inc.  (Nevada)  (100%)

Autotote Dominicana Inc.  (Delaware)  (100%)

Autotote Interactive, Inc.  (Delaware)  (100%)